AMENDED AND RESTATED BY-LAWS OF ROLLINS, INC. July 23, 2024 OFFICES FIRST: The principal office of the corporation shall be located at 2170 Piedmont Road, N.E. in the City of Atlanta, Georgia, and the registered agent shall be Corporation Service Company or such other agent as the corporation shall designate. CORPORATE SEAL SECOND: The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Incorporated Delaware.” MEETINGS OF STOCKHOLDERS THIRD: The annual meeting of stockholders for the election of directors shall be held on such date and at such place and time as may be designated from time to time by resolution of the board of directors and included in the notice of such meeting, each year, at which meeting they shall elect by ballot, by plurality vote, a board of directors and may transact such other business as may come before the meeting. Special meetings of the stockholders may be called at any time by the chairman and shall be called by the chairman or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of the meeting. All such meetings of the stockholders shall be held at such place or places within or without the State of Delaware, including by remote communication such as a “virtual only” meeting or “hybrid” meeting, as may from time to time be fixed by the board of directors or as shall be specified and fixed by the respective notices or waivers of notice thereof. Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him or her, for each share of voting stock held by him or her, but no proxy shall be voted on after the meeting of stockholders for which such proxy was solicited and which has been adjourned sine die. Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election. Notice of all meetings shall be given by the secretary to each stockholder of record entitled to vote not less than ten calendar days nor more than sixty calendar days before any annual or

2 special meeting either personally, by mail or by other lawful means. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the corporation. The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured. DIRECTORS FOURTH: The property and business of this corporation shall be managed by or under the direction of the board of directors. The board of directors shall consist of between six and twelve directors, with the exact number of directors to be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board of directors then in office. Prior to the date of the 2027 annual meeting of stockholders, the directors, other than those elected by the holders of any series of preferred stock, shall be divided into three classes of approximately equal size except that the classes may be unequal as a result of the death, resignation, removal or other vacancy of a member of a class unless a class were to have no members remaining, in which case such class vacancy will be filled as soon as practicable. Any director elected prior to the date of the 2025 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the corporation following the annual meeting of stockholders at which that director was elected. Each director elected at the 2025 annual meeting of stockholders will be elected for a one-year term expiring at the 2026 annual meeting of stockholders. Each director elected at the 2026 annual meeting of stockholders will be elected for a one-year term expiring at the 2027 annual meeting of stockholders. At the 2027 annual meeting of stockholders and at each annual meeting of stockholders thereafter, the board of directors shall cease to be classified and all directors will be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected and qualified, or until his or her death or until he or she shall resign. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the vacant or newly created directorship and until such director’s successor is elected and qualified. No decrease in the authorized number of directors will shorten the term of any incumbent director. Any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except in the case of any director serving in a class of directors for a term expiring at the third annual meeting of stockholders following the election of such class, such director may be removed from office only for cause.

3 POWERS OF DIRECTORS FIFTH: The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the certificate of incorporation and the by-laws. The board of directors shall have power: To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the board of directors may deem proper. To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property to the corporation. To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every other act and thing necessary to effectuate the same. To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper. Any employee appointed by the board may be given such designation or title as the board shall determine; however, any such designation or title given any such employee shall not be deemed to constitute such employee a corporate officer under ARTICLE EIGHTH of these by-laws. To confer on any officer of the corporation the power of selecting, discharging or suspending such employees. To determine by whom and in what manner the corporation’s bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed. MEETINGS OF DIRECTORS SIXTH: After such annual election of directors, the directors may meet for the purpose of organization, the election of officers and the transaction of other business, at such place and time as the directors may determine, and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the directors shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required. Special meetings of the directors may be called by the chairman or vice chairman or upon the request of any two directors. Two business days’ notice of any special meeting of directors shall be given in writing if such notice is delivered by mail or one business days’ notice if such

4 notice is given orally or delivered by facsimile transmission or other form of electronic transmission reasonable under the circumstance or hand delivery. Special meetings of the directors may be held within or without the State of Delaware at such places as is indicated in the notice or waiver of notice thereof. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured. The board may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the corporation. Any such committee to the extent provided in the directors’ resolution or in these by-laws, shall have and may exercise all the powers and authority of the board in managing the affairs and business of the Corporation and may authorize affixation of the corporate seal to all papers that require it, to the fullest extent permitted by law and as may be allowed in the future pursuant to amendments and revisions of applicable law; provided, however, that a committee may not have the power and authority to declare a dividend or to authorize the issuance of stock. COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES SEVENTH: Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting as the board shall from time to time prescribe. OFFICERS OF THE CORPORATION EIGHTH: The officers of the corporation shall be a chairman, a vice chairman, a president, a secretary, a treasurer and such other officers as may from time to time be chosen by the board of directors. The chairman and vice chairman shall be chosen from among the directors. One person may hold more than one office. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the affirmative vote of a majority of the whole board of directors or the board could eliminate the position, combine its duties with another position or fill it on an interim basis. DUTIES OF THE CHAIRMAN NINTH: It shall be the duty of the chairman to preside at all meetings of stockholders and directors; to have general and active management of the business of the corporation; and to see that all orders and resolutions of the board of directors are carried into effect. The chairman shall be vested with all the powers and be required to perform all the duties of the vice chairman in his or her absence or disability.

5 DUTIES OF THE VICE CHAIRMAN TENTH: The vice chairman shall have such powers and perform such duties as may from time to time be assigned to him or her by the Chairman of the Board or the Board or as may be prescribed in these By-laws. It shall be the duty of the vice chairman to execute, unless otherwise delegated, all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the Board. The vice chairman shall be vested with all the powers and be required to perform all the duties of the chairman in his or her absence or disability. In the absence or disability of the Chairman and the Vice Chairman, the board may appoint from their own number a chairman. DUTIES OF THE PRESIDENT ELEVENTH: The president shall have the general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed, or as designated by the Chairman or Vice Chairman. SECRETARY TWELFTH: The secretary shall attend all meetings of the board of directors, and all other meetings as directed by the board of directors. The secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. The secretary shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned by the chairman or vice chairman of the board of directors. TREASURER THIRTEENTH: The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe. The treasurer shall give the corporation a bond, if required by the board of directors, in such sum and in form and with security satisfactory to the board of directors for the faithful performance of the duties of the office and the restoration to the corporation, in case of the treasurer’s death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the corporation. The treasurer shall perform such other duties as the board of directors may from time to time prescribe or require.

6 DUTIES OF OFFICERS MAY BE DELEGATED FOURTEENTH: In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate such officer’s powers or duties to any other officer or to any director for the time being. CERTIFICATES OF STOCK; UNCERTIFICATED SHARES FIFTEENTH: Shares of stock in the corporation may be represented by certificates or may be issued in uncertificated form in accordance with the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the corporation. Each holder of stock in the corporation represented by a certificate shall be entitled to a certificate which shall be signed by either the chairman or the vice chairman and any of the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so. Certificates may be signed by facsimile signature if so ordered by the board of directors. TRANSFER OF STOCK SIXTEENTH: Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by a transfer agent designated to transfer shares of stock of the corporation. The certificate for the number of shares involved which are represented by a certificate shall be surrendered for cancellation before a new certificate is issued therefore. The corporation shall have authority to appoint transfer agents and registrars by resolution of the board of directors. CLOSING OF TRANSFER BOOKS SEVENTEENTH: The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the by- laws may fix or authorize the board of directors to fix in advance a date not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

7 STOCKHOLDERS OF RECORD EIGHTEENTH: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware. FISCAL YEAR NINETEENTH: The fiscal year of the corporation shall begin on the first day of January in each year. DIVIDENDS TWENTIETH: Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves. CHECKS FOR MONEY TWENTY-FIRST: All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank. The board of directors also from time to time may authorize specified employees to sign checks on the corporation’s accounts. BOOKS AND RECORDS TWENTY-SECOND: The books, accounts and records of the corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the by-laws or by resolution of the Directors. WAIVER OF NOTICES TWENTY-THIRD: Any stockholder or director may waive, in writing, any notice, required to be given under these by-laws whether before or after the time stated therein. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES TWENTY-FOURTH: The corporation shall indemnify and hold harmless, in the manner and to the fullest extent now or hereafter permitted by the DGCL, any person (or the estate of any person) who was or is a party to, or is involved in or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or general counsel of the corporation, or is or was serving at the request of the corporation as a director, officer or general counsel of another

8 corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans. The indemnification provided herein shall be made if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as provided in the following paragraph, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. To the full extent permitted by law, the indemnification provided herein shall include all expense, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The corporation shall pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition upon the receipt by the corporation of a statement or statements from the claimant requesting such advance and an undertaking by or on behalf of such claimant that the claimant will repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE TWENTY- FOURTH or otherwise. The indemnification and advancement of expenses provided herein (a) shall not be deemed to limit the right of the corporation to indemnify any other employee or agent and advance any such expenses to the full extent provided by the law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses from the corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, (b) is intended to be retroactive and shall be available with respect to events occurring prior to adoption of this ARTICLE TWENTY- FOURTH, and (c) shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. If a claim under this of this ARTICLE TWENTY-FOURTH is not paid in full within 30 calendar days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid the reasonable expense of prosecuting the claim. It shall be a defense to any such action to enforce a right to indemnification (but not to an action to enforce a right to an advancement of expenses) that the claimant has not met the standard of conduct which makes it permissible under the DGCL to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. No repeal or modification of this ARTICLE TWENTY-FOURTH shall in any way diminish or adversely affect the rights of any person in respect of any occurrence or matter arising prior to any such repeal or modification. If any provision of this ARTICLE TWENTY-FOURTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this ARTICLE TWENTY-FOURTH shall not in any way be affected or impaired thereby. The corporation shall not be liable to indemnify any indemnitee under this ARTICLE TWENTY-FOURTH for any amounts paid in settlement of any proceeding (or part

9 thereof) effected without the corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding. The board of directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE TWENTY-FOURTH, determination of the entitlement of any person thereto, and review of any such determination. NON-DISCRIMATION STATEMENT TWENTY-FIFTH: Consistent with the corporation’s equal employment opportunity policy, nominations for the elections of directors shall be made by the board of directors and voted upon by the stockholders in a manner consistent with these by-laws and without regard to the nominee’s race, color, ethnicity, religion, sex, age, national origin, veteran status, or disability. NOTICE OF NOMINATION OF DIRECTORS TWENTY-SIXTH: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this ARTICLE TWENTY-SIXTH and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the requirements and notice procedures set forth in this ARTICLE TWENTY-SIXTH. Shareholders will not be entitled to nominate any candidate for director at any annual or special meeting unless the shareholder shall have first provided notice in writing, delivered or mailed (by certified, registered or overnight mail and postage prepaid), to the secretary of the corporation at the corporation’s principal executive offices so that it is received (a) not less than ninety, nor more than one hundred thirty days prior to the anniversary of the prior year’s annual meeting of stockholders with respect to an annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs (and in no event shall the public announcement of an adjournment of the meeting commence a new time period for a giving of a stockholder’s notice under this ARTICLE). Each such notice shall set forth, (a) with respect to each stockholder nominee:

10 (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee for the past five years, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record, directly or indirectly, by the person, (iv) as an appendix, a completed and signed questionnaire, representation and agreement required by this ARTICLE TWENTY-SIXTH, (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (b) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below): (i) the name and address of such stockholder, as it appears on the corporation’s books, and of any such Stockholder Associated Person, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder and any such Stockholder Associated Person, directly or indirectly, and the date such shares were acquired, (iii) a description of all agreements, arrangements or understandings, direct or indirect, between or among such stockholder, any such Stockholder Associated Person, each proposed nominee or any other person or persons (including their names) acting in concert with any of the foregoing, pursuant to which the nomination(s) are to be made by such stockholder, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or any Stockholder Associated Person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or Stockholder Associated Person, with respect to the securities of the corporation (collectively, a “Derivative Instrument”),

11 (v) a description of any rights to dividends on the stock of the corporation held of record or owned beneficially by the stockholder or any Stockholder Associated Person that are separated or separable from the underlying stock of the corporation, (vi) a description of any proportionate interest in stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) a description of any profit-sharing or any performance-related fees (other than an asset-based fee) that any stockholder giving notice or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of the stock of the corporation or Derivative Instruments thereof, if any, including without limitation any such interests held by members of such person’s immediate family sharing the same household, (viii) a description of any short interest in any security of the corporation of such stockholder or Stockholder Associated Person (for purposes of this provision a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (ix) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any shares of stock of the corporation, (x) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (xi) any other information relating to such stockholder or nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (c) a description of (i) all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and (ii) any other material relationships, between or among the stockholder giving the notice, any Stockholder Associated Person or their respective associates, or others (including nominees of the stockholder delivering notice) acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder giving notice, Stockholder Associated Person or any person acting in concert therewith were the “registrant” for purposes of such rule and the nominee of the stockholder giving notice were a director or executive of such registrant; (d) whether such stockholder or Stockholder Associated Person intends (i) to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees, (ii) to otherwise solicit proxies from stockholders

12 in support of such nominee or nominees and (iii) to comply with all applicable requirements of the Exchange Act with respect to the matters set forth herein; and (e) a representation that the stockholder giving notice and each director nominee shall provide all other information and affirmations, updates and supplements required pursuant to, and otherwise comply with, these by-laws by the applicable deadlines. “Stockholder Associated Person” of any stockholder shall mean, with respect to any nominating stockholder or stockholder providing notice of Business (as defined below), as appliable, (i) any other beneficial owner of stock of the corporation that are owned by such person and (b) any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person or such beneficial owner. For purposes of this definition, the terms “controls,” “controlled by” and “under common control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. The stockholder submitting a notice required in accordance with this ARTICLE TWENTY-SIXTH shall (a) provide any other information reasonably requested from time to time by the corporation within five business days after each such request, (b) update and supplement promptly (and in any event no later than two business days prior to the commencement of the applicable meeting of stockholders) any information provided to the corporation in the notice required by this ARTICLE TWENTY-SIXTH, or at the corporation’s request pursuant to the foregoing clause (a), if any such information ceases for any reason to be accurate or complete in any material respect and (c) affirm such information as accurate and complete as of two business days prior to the commencement of the applicable meeting of stockholders. Any such affirmation, update and/or supplement must be delivered or mailed (by certified, registered or overnight mail and postage prepaid) and received by the secretary of the corporation at the corporation’s principal executive offices by the applicable deadline. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a shareholder failed to provide notice of a nomination in accordance with the foregoing procedure, and if he or she should so determine, he or she may so declare to the meeting and the defective nomination shall be disregarded. To be eligible to be a nominee for election as a director of the corporation, a person must deliver in accordance with the time periods prescribed for delivery of notice under this ARTICLE TWENTY-SIXTH to the secretary of the corporation a written questionnaire (in the form provided by the secretary upon written request), which includes: (a) information, representations and agreements with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made; (b) a written representation and agreement that such proposed nominee: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or

13 entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) in such person’s individual capacity and on behalf of any such person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with all publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation that are applicable to directors, and (iv) currently intends to serve as a director for the full term for which he or she is standing for election; (c) such person’s written consent to being named as a nominee for election as director; and (d) an agreement to provide supplemental information promptly (and in any event within five business days) if any of the information provided to the corporation in the questionnaire ceases to be accurate or complete in any material respect. Notwithstanding the provisions of the by-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these by-laws; provided, however that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these by-laws with respect to nominations to be considered pursuant to ARTICLE TWENTY-SIXTH of these by-laws. STOCKHOLDER PROPOSALS FOR BUSINESS TO BE TRANSACTED AT MEETING TWENTY-SEVENTH: At any special meeting of the stockholders, such Business (as defined below) shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors. No business may be transacted at an annual meeting of stockholders, other than Business that is either (a) specified in the notice of meeting (or any supplement thereto), given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of record of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this ARTICLE TWENTY-SEVENTH and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this ARTICLE TWENTY-SEVENTH. With respect to this ARTICLE TWENTY-SEVENTH, “Business” shall mean all matters other than nominations of

14 candidates for and the election of directors. Stockholder nomination of directors for election is governed solely by ARTICLE TWENTY- SIXTH of these by-laws. In addition to any other applicable requirements (including, without limitation, SEC rules and regulations with respect to matters set forth in this ARTICLE TWENTY-SEVENTH), for Business to be properly brought before an annual meeting by a stockholder, (i) such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation, (ii) such Business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or any Stockholder Associated Person, has provided the corporation with a Solicitation Notice (as defined herein), such stockholder or Stockholder Associated Person must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, and must have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this ARTICLE TWENTY-SEVENTH, the stockholder or beneficial owner proposing such Business must not have solicited a number of proxies sufficient to have required the delivery of the Solicitation Notice under this section. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed (by certified, registered or overnight mail and postage prepaid) and received by the secretary of the corporation at the principal executive offices of the corporation not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or is delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement of the date of the annual meeting was first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for a giving of a stockholder’s notice under this ARTICLE TWENTY-SEVENTH. To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of Business such stockholder proposes to bring before the annual meeting: (a) a brief description of the Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the by-laws, the language of the proposed amendment) and the reasons for conducting such Business at the annual meeting; (b) as to the stockholder giving such notice and any Stockholder Associated person: (i) the name and address of such stockholder, as it appears on the corporation’s books, and of any such Stockholder Associated Person, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder and any such Stockholder Associated Person, directly or indirectly, and the date such shares were acquired,

15 (iii) a description of all agreements, arrangements, or understandings, direct or indirect, with respect to such Business between or among the stockholder giving notice, any such Stockholder Associated Person or any other person or person (including their names) acting in concert with any of the foregoing, and any material interest of such stockholder or Stockholder Associated Person in such Business, (iv) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation owned by any of them, (v) a description of any rights to dividends on the stock of the corporation held of record or owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the corporation, (vi) a description of any proportionate interest in stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vii) a description of any profit-sharing or any performance-related fees (other than an asset-based fee) that any stockholder giving notice or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of the stock of the corporation or Derivative Instruments thereof, if any, including without limitation any such interests held by members of such person’s immediate family sharing the same household, (viii) a description of any short interest in any security of the corporation of such stockholder, beneficial owner or Stockholder Associated Person (for purposes of this provision a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (ix) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder or any Stockholder Associated Person has a right to vote any shares of stock of the corporation, (x) a representation that such stockholder giving notice is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Business; and (xi) all other information that would be required to be filed with the SEC if the stockholder giving notice or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

16 (c) the names and addresses of other stockholders and beneficial owners known by the stockholder or beneficial owner proposing such Business to support the proposal, and the class and number of shares of the corporation’s capital stock known to be beneficially owned by such other stockholders and beneficial owners; (d) whether such stockholder or Stockholder Associated Person intends: (i) to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares required to approve or adopt such Business (an affirmative statement of such intent, a “Solicitation Notice”), (ii) to otherwise solicit proxies from stockholders in support of such Business and (iii) to comply with all applicable requirements of the Exchange Act with respect to the matters set forth herein; and (e) a representation that the stockholder giving notice shall provide all other information and affirmations, updates and supplements required pursuant to, and otherwise comply with, these by-laws by the applicable deadlines. The stockholder submitting a notice required in accordance with this ARTICLE TWENTY-SEVENTH shall (a) provide any other information reasonably requested from time to time by the corporation within five business days after each such request, (b) update and supplement promptly (and in any event no later than two business days prior to the commencement of the applicable meeting of stockholders) any information provided to the Solicitation Notice, or at the corporation’s request pursuant to the foregoing clause (a), if any such information ceases for any reason to be accurate or complete in any material respect and (c) affirm such information as accurate and complete as of two business days prior to the commencement of the applicable meeting of stockholders. Any such affirmation, update and/or supplement must be delivered or mailed (by certified, registered or overnight mail and postage prepaid) and received by the secretary of the corporation at the principal executive offices of the corporation by the applicable date. No business shall be conducted at the annual meeting of stockholders except Business brought before the annual meeting in accordance with the procedures set forth in this ARTICLE TWENTY-SEVENTH, provided, however, that, once Business has been properly brought before the annual meeting in accordance with such procedures, nothing in this ARTICLE TWENTY- SEVENTH shall be deemed to preclude discussion by any stockholder of any such Business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of ARTICLE TWENTY-SEVENTH, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these by-laws; provided, however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements of these by-laws applicable to

17 nominations or proposals as to any other business to be considered pursuant to these by-laws, regardless of the stockholder’s intent to utilize Rule 14a-8 under the Exchange Act or other federal laws or rules. Nothing in these by-laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent required by law, the certificate of incorporation or these by-laws. FORUM SELECTION TWENTY-EIGHTH: Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine (the actions or proceedings described in clauses (i) through (iv) of this ARTICLE TWENTY-EIGHTH, collectively, an “Intracorporate Proceeding”) shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the jurisdiction has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of the capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE TWENTY-EIGHTH. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended from time to time. AMENDMENTS OF BY-LAWS TWENTY NINTH: These by-laws may be amended, altered, repealed, or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the directors in office, as the case may be.